QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on May 6, 2002

Registration No. 333-86342

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FedEx Corporation
(Exact name of registrant as specified in its charter)

Delaware	62-1721435
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

942 South Shady Grove Road
Memphis, Tennessee 38120
(901) 818-7500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Kenneth R. Masterson, Esq.
Executive Vice President, General Counsel and Secretary
FedEx Corporation
942 South Shady Grove Road
Memphis, Tennessee 38120
(901) 818-7500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew M. Paalborg, Esq.
Staff Vice President—Securities & Corporate Law
FedEx Corporation
942 South Shady Grove Road
Memphis, Tennessee 38120
(901) 818-7500

        Approximate date of commencement of proposed sale to the public:    From time to time after this registration statement becomes effective.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Debt Securities(3)	(4)	(4)	(4)

Common Stock, par value $0.10 per share(3)	(4)	(4)	(4)

Guarantees of Debt Securities(5)	(4)(6)	(4)	(4)	(7)

Total	$1,000,000,000	100%	$1,000,000,000	$92,000

(1)
Estimated solely to calculate the registration fee pursuant to Rule 457(o) under the Securities Act. The aggregate initial offering price of all securities issued from time to time pursuant to this registration statement will not exceed $1,000,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies.
(2)
In accordance with Rule 457(p) under the Securities Act, the registration fee was entirely offset by the $278,000 previously paid by the registrant in connection with Registration Statement No. 333-74701, filed with the Securities and Exchange Commission on March 19, 1999, as amended by Post-Effective Amendment No. 1 filed with the Securities and Exchange Commission on May 5, 1999, and withdrawn on April 16, 2002.
(3)
There are being registered hereunder an indeterminate principal amount of debt securities and an indeterminate number of shares of common stock as may, from time to time, be issued at indeterminate prices. In addition, there is being registered hereunder an indeterminate number of shares of common stock as may be issued upon conversion or exchange of any debt securities registered hereunder that provide for conversion or exchange into our common stock. No separate consideration will be received for any shares of common stock so issued upon conversion or exchange. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities being registered hereunder shall be such principal amount as shall result in an aggregate initial offering price of up to $1,000,000,000.
(4)
Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act.
(5)
See the immediately following two pages for a table of the registrant guarantors.
(6)
No separate consideration will be received for the guarantees.
(7)
Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Exact Name of Registrant Guarantor	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number	Address of Registrant Guarantor's Executive Offices
Caribbean Transportation Services, Inc.	Delaware	62-1789751	7304 West Market Street Greensboro, NC 27409
Federal Express Corporation	Delaware	71-0427007	3610 Hacks Cross Road Memphis, TN 38125
Federal Express (Australia) Pty Ltd.	Australia	N/A	215-225 Euston Road Alexandria NSW 2015 Australia
Federal Express Aviation Services, Incorporated	Delaware	58-1689318	3610 Hacks Cross Road Memphis, TN 38125
Federal Express Canada Ltd.	Canada	N/A	5985 Explorer Drive Mississauga, Ontario L4W 5K6
Federal Express Europe, Inc.	Delaware	62-1441419	3610 Hacks Cross Road Memphis, TN 38125
Federal Express Europe, Inc. & Co., V.O.F./S.N.C.	Belgium	N/A	Airport Building 119 1820 Melsbroek, Belgium
Federal Express Holdings S.A.	Delaware	62-1361344	3610 Hacks Cross Road Memphis, TN 38125
Federal Express Holdings (Mexico) y Compania S.N.C. de C.V.	Mexico	N/A	Calle Insurgentes Sur 899 Napoles 03810 Mexico D.F., Mexico
Federal Express International (France) SNC	France	N/A	125/135 Av. Louis Roche 92230, Gennevilliers, France
Federal Express International, Inc.	Delaware	58-1689315	3610 Hacks Cross Road Memphis, TN 38125
Federal Express Japan K.K.	Japan	N/A	Kyodo Building 16 Ichibancho Chiyoda-Ku Tokyo 102-0082 Japan
Federal Express Pacific, Inc.	Delaware	62-1441421	3610 Hacks Cross Road Memphis, TN 38125
Federal Express (Singapore) Pte. Ltd.	Singapore	N/A	3 Khaki Bukit Road #2 Block A, Unit 3E Eunos Warehouse Complex Singapore 417837
Federal Express Virgin Islands, Inc.	U.S. Virgin Islands	N/A	Havensite Mall Charlotte Amalie St. Thomas, U.S. Virgin Islands
FedEx Corporate Services, Inc.	Delaware	62-1808017	942 S. Shady Grove Road Memphis, TN 38120

FedEx Custom Critical, Inc.	Ohio	34-1175962	2088 South Arlington Road Akron, OH 44306
FedEx Freight Corporation	Delaware	62-1835899	6075 Poplar Avenue, Suite 300 Memphis, TN 38119
FedEx Freight East, Inc. (f/k/a American Freightways, Inc.)	Arkansas	71-0562003	2200 Forward Drive Harrison, AR 72601
FedEx Freight System, Inc.	Delaware	94-3416699	2200 Forward Drive Harrison, AR 72601
FedEx Freight West, Inc. (f/k/a Viking Freight, Inc.)	California	94-1620812	6411 Guadalupe Mines Road San Jose, CA 95120
FedEx Ground Package System, Inc.	Delaware	34-1441019	1000 FedEx Drive Moon Township, PA 15108
FedEx Ground Package System, Ltd.	Wyoming	34-1791318	3930 Nashua Drive, Suite 201 Mississauga, Ontario L4V 1M5
FedEx Supply Chain Services, Inc.	Ohio	34-1614601	5455 Darrow Road Hudson, OH 44236
FedEx Trade Networks, Inc.	Delaware	62-1808886	6075 Poplar Avenue, Suite 434 Memphis, TN 38119
Tower Group International, Inc.	New York	16-0807223	128 Dearborn Street Buffalo, NY 14207
Tower Group International Canada Inc.	Canada	N/A	5915 Airport Rd, Suite 1100 Mississauga, Ontario LV4 1T1
World Tariff, Limited	California	94-3117785	220 Montgomery Street, Suite 448 San Francisco, CA 94101

SUBJECT TO COMPLETION, DATED MAY 6, 2002

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

DEBT SECURITIES
COMMON STOCK

        We may offer and sell from time to time, in one or more offerings, up to $1,000,000,000 aggregate initial public offering price of any combination of our unsecured debt securities and common stock.

        The debt securities will be guaranteed by all of our subsidiaries, excluding subsidiaries that are, individually and in the aggregate, considered minor pursuant to the rules of the Securities and Exchange Commission.

        We will provide specific terms of these securities in supplements to this prospectus. We will not use this prospectus to confirm sales of any securities unless it is accompanied by a prospectus supplement.

        You should read this prospectus and any prospectus supplement, as well as any information described under the heading "Where You Can Find More Information," carefully before you invest.

        Prior to their issuance there will have been no market for the debt securities. We do not intend to apply for the listing of any series of debt securities on a national securities exchange.

        Our common stock is listed on the New York Stock Exchange under the symbol "FDX."

        Investing in our debt securities and common stock involves certain risks. You should carefully review the risk factors beginning on page 6.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        The date of this prospectus is                        , 2002.

ABOUT THIS PROSPECTUS

        This prospectus is part of a "shelf" registration statement that we have filed with the Securities and Exchange Commission, referred to as the SEC in this prospectus. By using a shelf registration statement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus up to $1,000,000,000 aggregate initial public offering price. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement can be obtained from the SEC as indicated under the heading "Where You Can Find More Information."

        This prospectus provides you with only a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described below under the heading "Where You Can Find More Information."

        The prospectus supplement also will contain, with respect to the securities being sold, the names of any underwriters, dealers or agents, together with the terms of the offering, the compensation of any underwriters, dealers or agents and the net proceeds to us.

        You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different, additional or inconsistent information, you should not rely on it. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus is accurate only as of the date on the front cover of this prospectus. In the case of information contained in documents we file with the SEC and incorporate by reference in this prospectus, you should assume that such information is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

        References in this prospectus to FedEx, we, us and our are to FedEx Corporation. References to FedEx Express are to Federal Express Corporation, our largest subsidiary.

FORWARD-LOOKING STATEMENTS

        This prospectus (including the information incorporated by reference in this prospectus) may contain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of FedEx. Forward-looking statements include those preceded by, followed by or that include the words "believes," "expects," "anticipates," "estimates" or similar expressions. These forward-looking statements involve risks and uncertainties. Neither FedEx nor any other person assumes responsibility for the accuracy and completeness of these statements. Actual results may differ materially from those contemplated by such forward-looking statements, because of, among other things, matters described in the documents incorporated by reference in this prospectus and in the "Risk Factors" section of this prospectus, such as:

  •
  the impact of the events of September 11, 2001, or any subsequent terrorist activities, on the United States and global economies in general, or the transportation industry in particular, and what effects these events will have on our costs or the demand for our services;

  •
  the timing and amount of any money we are entitled to receive under the Air Transportation Safety and System Stabilization Act;

  •
  general economic and competitive conditions in the markets in which we operate;

  •
  our ability to match aircraft, vehicle and sort capacity with customer volume levels; and

  •
  other risks and uncertainties you can find in our press releases and SEC filings.

        As a result of these and other factors, no assurance can be given as to our future results and achievements. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are under no obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

        See "Where You Can Find More Information" and "Risk Factors."

WHERE YOU CAN FIND MORE INFORMATION

        We and FedEx Express file annual, quarterly and special reports, proxy statements and other information with the SEC. These SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any of these documents at the SEC's public reference rooms in Washington, D.C. and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on its public reference rooms.

        The SEC allows us to incorporate by reference information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. Information incorporated by reference is considered a part of this prospectus, and later information filed with the SEC will automatically update and supersede previous information. We and FedEx Express incorporate by reference the documents listed below and all future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), until we sell all the offered securities. We expect that each of our other subsidiary guarantors will be exempt from periodic reporting under the Exchange Act in reliance on Rule 12h-5 under the Exchange Act. See "Subsidiary Guarantors."

FedEx SEC Filings	Period
Annual Report on Form 10-K	Fiscal Year ended May 31, 2001
Quarterly Reports on Form 10-Q	Quarters ended August 31, 2001, November 30, 2001 and February 28, 2002
Current Reports on Form 8-K	Filed on September 25, 2001, October 18, 2001, December 19, 2001 and March 11, 2002 (as amended by the Form 8-K/A filed on April 12, 2002)
Pages F-1 through F-18 of the prospectus included in FedEx Corporation's Registration Statement on Form S-4 (No. 333-59834)	Filed on April 30, 2001
FedEx Express SEC Filings	Period
Annual Report on Form 10-K	Fiscal Year ended May 31, 2001
Quarterly Reports on Form 10-Q	Quarters ended August 31, 2001, November 30, 2001 and February 28, 2002
Current Reports on Form 8-K	Filed on September 25, 2001, October 18, 2001, December 19, 2001 and March 11, 2002 (as amended by the Form 8-K/A filed on April 12, 2002)

        You may request a copy of these filings at no cost by contacting us at:

    FedEx Corporation
    Attention: Investor Relations
    942 South Shady Grove Road
    Memphis, Tennessee 38120
    (901) 818-7200
     ir@fedex.com

ABOUT OUR COMPANY

        We are a leading global provider of transportation, e-commerce and supply chain management services. Services offered by our companies include worldwide express delivery, ground small-package delivery, less-than-truckload freight delivery, global logistics, supply chain management and customs brokerage, as well as trade facilitation and electronic commerce solutions. We offer our integrated business solutions through a portfolio of operating companies, including:

  •
  FEDERAL EXPRESS CORPORATION ("FedEx Express"). FedEx Express is the world's largest express transportation company, offering time-certain delivery within one or two business days among markets that comprise more than 90% of the world's gross domestic product.

  •
  FEDEX GROUND PACKAGE SYSTEM, INC. ("FedEx Ground"). FedEx Ground is North America's second largest provider of business and residential money-back guaranteed ground package delivery services. FedEx Ground provides low-cost residential deliveries to most major U.S. markets through its FedEx Home Delivery service.

  •
  FEDEX FREIGHT CORPORATION ("FedEx Freight"). FedEx Freight, which comprises FedEx Freight East, Inc., a multi-regional less-than-truckload ("LTL") carrier, and FedEx Freight West, Inc., an LTL carrier operating principally in the western United States, is the largest regional LTL carrier in the United States.

  •
  FEDEX CUSTOM CRITICAL, INC. ("FedEx Custom Critical"). FedEx Custom Critical is the world's largest surface-expedited carrier, offering non-stop, time-specific, door-to-door delivery of time-critical and special-handling shipments within the United States, Canada and Europe.

  •
  FEDEX TRADE NETWORKS, INC. ("FedEx Trade Networks"). FedEx Trade Networks facilitates global transportation and logistics services by providing customs brokerage, trade consulting, information technology, e-clearance and freight forwarding solutions, principally through its Tower Group International, Inc. and Caribbean Transportation Services, Inc. subsidiaries.

  •
  FEDEX CORPORATE SERVICES, INC. ("FedEx Services"). FedEx Services offers complete supply chain management solutions through its FedEx Supply Chain Services, Inc. subsidiary and comprises our consolidated sales, marketing and technology support organizations.

RISK FACTORS

        Investing in our securities involves risk. In addition to the information set forth elsewhere in this prospectus, you should consider carefully the factors set forth below in connection with an investment in our securities.

Our Business Is Subject to Numerous Risks

        We provide a broad portfolio of transportation and supply chain management services through our operating subsidiaries. Our results of operations and financial condition are subject to certain risks and uncertainties, including:

  •
  the impact of the events of September 11, 2001, or any subsequent terrorist activities, on the United States and global economies in general, or the transportation industry in particular, and what effects these events will have on our costs or the demand for our services;

  •
  the timing and amount of any money we are entitled to receive under the Air Transportation Safety and System Stabilization Act;

  •
  economic conditions in the markets in which we operate, which can affect demand for our services;

  •
  competition from other providers of transportation services;

  •
  market acceptance of new services offered by us, including our residential home delivery service;

  •
  our ability to compete with new or improved services offered by our competitors;

  •
  changes in customer demand patterns;

  •
  increases in fuel prices;

  •
  our ability to match aircraft, vehicle and sort capacity with customer volume levels;

  •
  work stoppages, strikes or slowdowns by our employees;

  •
  our ability to obtain aviation rights in important international markets;

  •
  changes in government regulation, weather and technology; and

  •
  availability of financing on terms acceptable to us.

The Indenture Does Not Limit the Amount of Indebtedness That We May Incur

        Unless we inform you otherwise in a prospectus supplement, the indenture under which we will issue the debt securities and guarantees will not limit the amount of secured or unsecured indebtedness that we or our subsidiaries may incur. Unless we inform you otherwise in a prospectus supplement, the indenture, which is described below under "Description of Debt Securities and Guarantees," will not contain any debt covenants or provisions that would afford the holders of the debt securities protection in the event we participate in a highly leveraged transaction.

We Depend Upon Our Subsidiaries to Service Our Debt

        We are a holding company and derive all of our operating income from our subsidiaries. Our only source of cash to pay principal of and premium, if any, and interest on the debt securities is from dividends and other payments from our subsidiaries. Our subsidiaries' ability to make such payments may be restricted by, among other things, applicable state and foreign corporate laws and other laws and regulations. In addition, our right and the rights of our creditors, including holders of our debt securities, to participate in the assets of any subsidiary upon its liquidation or recapitalization would be subject to the prior claims of such subsidiary's creditors, except to the extent that we may ourselves be a creditor with recognized claims against such subsidiary. The debt securities will be guaranteed by all of our subsidiaries, excluding subsidiaries that are, individually and in the aggregate, considered "minor" pursuant to the rules of the SEC. If our subsidiaries do not provide us with enough cash to make payments on the debt securities when due, you may have to proceed directly against these subsidiary guarantors.

Ratings of Our Debt Securities Could Be Lowered In the Future

        We expect that the offered debt securities will be rated "investment grade" by one or more nationally recognized statistical rating organizations. A rating is not a recommendation to purchase, hold or sell debt securities, since a rating does not predict the market price of a particular security or its suitability for a particular investor. The rating organization may lower our rating or decide not to rate our securities in its sole discretion. The rating of the debt securities will be based primarily on the rating organization's assessment of the likelihood of timely payment of interest when due on the debt securities and the ultimate payment of principal of the debt securities on the final maturity date. The reduction, suspension or withdrawal of the ratings of the debt securities will not, in and of itself, constitute an event of default under the indenture.

An Active Trading Market For Our Debt Securities May Not Develop

        There is no established trading market for these debt securities since they are a new issue of securities. We do not intend to apply for the listing of any debt securities on a national securities exchange. We cannot assure you as to the liquidity of the public market for the debt securities or that any active public market for the debt securities will develop or continue. If an active public market does not develop or continue, the market price and liquidity of the debt securities may be adversely affected.

The Guarantees May Be Challenged as Fraudulent Conveyances

        Federal, state and foreign fraudulent conveyance or similar laws could limit the enforceability of a guarantee. For example, creditors of a subsidiary guarantor could claim that since the guarantees were incurred for the benefit of FedEx (and only indirectly for the benefit of a subsidiary guarantor), the obligation of a subsidiary guarantor was incurred for less than reasonably equivalent value or fair consideration. If any of our subsidiary guarantors was deemed to have received less than reasonably equivalent value or fair consideration for its guarantee, and at the time it gave the guarantee, that subsidiary guarantor:

  •
  was insolvent or rendered insolvent by giving its guarantee;

  •
  was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

  •
  intended to incur debts beyond its ability to pay such debts as they mature,

then the obligations of such subsidiary guarantor under its guarantee could be avoided or subordinated to its other debts. In this regard, in an attempt to limit the applicability of fraudulent transfer laws, the indenture limits the amount of each guarantee to the amount that will result in it not constituting a fraudulent conveyance or improper corporate distribution. We cannot assure you as to what standard a court would apply in making a determination as to what would be the maximum liability of each guarantor.

RATIO OF EARNINGS TO FIXED CHARGES
(Unaudited)

	Nine Months Ended February 28,		Year Ended May 31,
	2002	2001	2001	2000	1999	1998	1997
Ratio of Earnings to Fixed Charges	2.1	2.2	2.1	2.4	2.4	2.3	1.6

        Earnings included in the calculation of the ratio of earnings to fixed charges represent income before income taxes plus fixed charges, other than capitalized interest. Fixed charges include interest expense, including capitalized interest, amortization of debt issuance costs and a portion of rent expense representative of interest.

USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the securities for our general corporate purposes. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that purpose in a prospectus supplement.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

        The following summary describes the general terms and provisions of the debt securities and guarantees covered by this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the debt securities and guarantees in a prospectus supplement.

        Because the following is a summary, it does not contain all of the information you may find useful. We have filed the form of indenture, which includes forms of the debt securities and guarantees, as an exhibit to the registration statement, and you should read it for provisions that may be important to you. In the following description, we have included references to section numbers of the indenture so that you can easily locate these provisions.

Terms; Form and Denomination

        We will issue the debt securities and guarantees under an indenture between us and a trustee that we will name in a prospectus supplement. Unless we inform you otherwise in a prospectus supplement, the indenture will not limit the aggregate amount of debt securities we may issue under the indenture. We may issue debt securities under the indenture from time to time in one or more series, each in an amount we authorize prior to issuance.

        The debt securities will be our general unsecured obligations and will rank equally with all our other unsecured and unsubordinated indebtedness.

        Unless we inform you otherwise in a prospectus supplement, the indenture will not contain any debt covenants or other provisions that would afford the holders of the debt securities protection in the event we participate in a highly leveraged transaction.

        The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

  •
  the title of the debt securities;

  •
  the authorized denominations and aggregate principal amount offered and any limit on future issues of additional debt securities of the same series;

  •
  whether we will issue the debt securities as individual certificates to each holder or in the form of global securities held by a depositary on behalf of holders;

  •
  the date or dates on which the principal of and any premium on the debt securities will be payable;

  •
  the manner in which we will calculate payments of principal, premium or interest and whether any payment will be fixed or based on a formula;

  •
  the place or places where the principal of and any premium and interest on the debt securities will be payable;

  •
  the dates on which interest will be payable and the corresponding record dates;

  •
  whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

  •
  any mandatory or optional sinking fund or purchase fund or analogous provisions;

  •
  any provisions for optional or mandatory redemption or early repayment;

  •
  the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

  •
  any provisions for the defeasance of the debt securities;

  •
  the currency in which payments of principal of and any premium and interest on the debt securities will be payable;

  •
  any additional events of default or covenants applicable to the series;

  •
  any restrictions or other provisions relating to the transfer or exchange of the debt securities;

  •
  any terms for the conversion or exchange of the debt securities for other securities issued by us or any other entity;

  •
  the terms of the guarantees; and

  •
  any other terms that are not inconsistent with the indenture.

        Unless we inform you otherwise in a prospectus supplement, all outstanding debt securities will be exchangeable, transfers of debt securities will be registrable, and principal of and premium, if any, and interest, if any, on all debt securities will be payable, at the corporate trust office of a trustee to be named in a prospectus supplement; provided that payment of interest may, at our option, be made by check mailed to the address of the person entitled thereto as it appears in the security register or by transfer to an account maintained by the payee with a bank located in the United States. (Sections 3.01, 3.07 and 10.02)

        Unless we inform you otherwise in a prospectus supplement, all debt securities will be issued only in fully registered form without coupons in denominations of $1,000 and any integral multiples of $1,000. Neither FedEx nor the trustee will impose any service charge for any transfer or exchange of a debt security; however, we may ask you to pay any taxes or other governmental charges in connection with a transfer or exchange of debt securities. (Section 3.05)

        We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. Those debt securities may bear no interest or may bear interest at a rate that at the time of issuance is below market rates. We will describe any material United States federal income tax consequences and any other special considerations relating to an investment in discount securities in a prospectus supplement.

        If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in a prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Guarantees

        The debt securities will be guaranteed by all of our subsidiaries, excluding subsidiaries which, individually and in the aggregate, constitute "minor" subsidiaries for purposes of Rule 3-10 of Regulation S-X promulgated by the SEC. We expect that we will cause additional subsidiaries to become guarantors of the debt securities from time to time if their guarantees are necessary.

        Each of the subsidiary guarantors will fully and unconditionally guarantee, jointly and severally, the due and punctual payment of principal of and premium, if any, and interest on the debt securities, and the due and punctual payment of any sinking fund payments, when the same shall become due and payable, whether at maturity, by declaration of acceleration, by call for redemption or otherwise. (Section 12.01) The guarantees will be unsecured obligations of the respective subsidiary guarantors and will rank equally with all of their other unsecured and unsubordinated indebtedness. Each subsidiary guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable subsidiary guarantor without rendering the subsidiary guarantee, as it relates to such subsidiary guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. (Section 12.07) See "Risk Factors—The Guarantees May Be Challenged as Fraudulent Conveyances."

Merger, Consolidation and Sale of Assets

        The indenture will provide that we may not consolidate or merge with or into any other person, or convey or transfer substantially all of our properties and assets as an entirety to any person, unless:

  •
  our successor is a corporation organized and existing under the laws of the United States, any state or the District of Columbia;

  •
  our successor shall expressly assume, by a supplemental indenture, the due and punctual payment of the principal of and any premium and interest on all the debt securities and the performance of every covenant in the indenture that we would otherwise have to perform;

  •
  immediately after giving effect to the merger, there will not be any defaults under the indenture; and

  •
  we shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that the merger and the supplemental indenture comply with the indenture. (Section 8.01)

        Upon the sale or disposition (by merger or otherwise) of any subsidiary guarantor by FedEx or any subsidiary of FedEx to any person that is not an affiliate of FedEx, each such subsidiary guarantor will automatically be released from all obligations under its guarantee. (Section 12.04)

Modification, Amendment and Waiver

        FedEx and the trustee may modify and amend the indenture with the consent of the holders of a majority in principal amount of each series of debt securities to be affected. However, no modification or amendment may, without the consent of the holder of each debt security affected thereby:

  •
  change the stated maturity of the principal of, or any installment of interest on, any debt security;

  •
  reduce the principal amount of, rate of interest on, or premium payable upon the redemption of, any debt security;

  •
  change any place of payment where, or the currency in which, any principal of, or interest or premium on, any debt security is payable;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any debt security on or after the stated maturity, or, in the case of redemption, on or after the redemption date; or

  •
  reduce the percentage in principal amount of outstanding debt securities the consent of whose holders is required for modification or amendment of the indenture, for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults. (Section 9.02)

        The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive any past default under the indenture and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any debt securities or in respect of a covenant or provision that under the indenture cannot be modified or amended without the consent of the holder of each outstanding debt security affected. (Section 5.13)

        In addition, we can modify and amend the indenture without seeking your consent in order to, among other things:

  •
  allow a successor to FedEx or a subsidiary guarantor to assume our or its obligations under the indenture;

  •
  add additional events of default or additional covenants of FedEx or a subsidiary guarantor;

  •
  secure the debt securities of any series;

  •
  add additional subsidiary guarantors of the debt securities; or

  •
  make any other amendment or supplement to the indenture as long as that amendment or supplement does not materially adversely affect the interests of any holders of debt securities. (Section 9.01)

Events of Default

        Unless we inform you otherwise in a prospectus supplement, an event of default with respect to a series of debt securities will occur if:

  •
  we fail to pay interest when due on any debt security of that series for 30 days;

  •
  we fail to pay the principal of or any premium on any debt security of that series when due;

  •
  we fail to perform any covenant in the indenture and this failure continues for 60 days after we receive written notice as provided in the indenture;

  •
  we fail to deposit any sinking fund payment when and as due by the terms of a debt security of that series; or

  •
  we or a court takes certain actions relating to our bankruptcy, insolvency or reorganization for the benefit of our creditors. (Section 5.01)

        If an event of default with respect to all debt securities of any series occurs and continues, the trustee or the holders of a majority in principal amount of the outstanding debt securities of that series may require us to repay immediately the principal amount of all debt securities of that series. The holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul such acceleration if all events of default with respect to the debt securities of that series, other than the nonpayment of accelerated principal, have been cured or waived as provided in the indenture. (Section 5.02) For information as to waiver of defaults, see "—Modification, Amendment and Waiver" above.

        Other than its duties in case of a default, the trustee will not be obligated to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer to the trustee reasonable indemnity. (Sections 6.01 and 6.03) If the holders provide this reasonable indemnity, the holders of a majority in principal amount of the outstanding debt securities of such series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to any series of debt securities. (Section 5.12)

        No holder of any debt security of any series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture unless:

  •
  the holder has previously given to the trustee written notice of a continuing event of default;

  •
  the holders of a majority in principal amount of the outstanding debt securities of that series have made a written request, and offered reasonable indemnity, to the trustee to institute a proceeding as trustee; and

  •
  the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the request, and the trustee has failed to institute such proceeding within 60 days. (Section 5.07)

        However, the holder of any debt security will have an absolute right to receive payment of the principal of and any premium and interest on the debt security as expressed in the debt security, or, in the case of redemption, on the redemption date, and to institute suit for the enforcement of any payment. (Section 5.08)

        We will be required to furnish to the trustee annually a statement as to the absence of certain defaults under the indenture. (Section 10.05) The trustee may withhold notice to the holders of debt securities of any default, except as to payment of principal or interest with respect to the debt securities, if the trustee considers such withholding to be in the interest of the holders of the debt securities. (Section 6.02)

Discharge and Defeasance

        We may satisfy and discharge obligations with respect to the debt securities of a particular series by either delivering to the trustee for cancellation all outstanding debt securities of that series, or depositing with the trustee, after the outstanding debt securities of that series have become due and payable, or will become due and payable within one year, at maturity or by redemption, sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or redemption date of the debt securities of that series. (Section 4.01)

        In addition, the indenture provides that at our option we may:

  •
  be discharged from our obligations with respect to the debt securities of a particular series ("defeasance and discharge"), or

  •
  cease to comply with certain restrictive covenants under the indenture, including those described under "—Merger, Consolidation and Sale of Assets," and certain events of default will no longer apply to us ("covenant defeasance"), if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or redemption date of the debt securities of that series. (Sections 13.01, 13.02 and 13.03) Upon defeasance and discharge, the holders of the debt securities of the affected series will not be entitled to the benefits of the indenture, except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities. Such holders may look only to such deposited funds or obligations for payment. (Section 13.02)

        The defeasance and discharge and covenant defeasance described above are effective only if, among other things, we deliver to the trustee an opinion of counsel to the effect that (i) the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as result of such defeasance and discharge or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance and discharge or covenant defeasance had not occurred, and (ii) in the case of defeasance and discharge, the opinion as to tax consequences is based upon an Internal Revenue Service ruling or a change in applicable federal income tax law. (Section 13.04)

Book-Entry Procedures

        Unless we inform you otherwise in a prospectus supplement, each series of debt securities will be issued in the form of one or more fully registered global securities. We will deposit each global security with, or on behalf of, The Depository Trust Company, New York, New York ("DTC"), and register such global security in the name of Cede & Co. or another nominee of DTC. If you wish to own debt securities that are represented by one or more global securities, you can do so only indirectly or "beneficially" through an account with a broker, bank or other financial institution that has an account with DTC (i.e., a DTC participant) or through an account directly with DTC if you are a DTC participant. No holder of a debt security initially issued as a global security will be entitled to receive a debt security in certificated form, except as set forth below.

        Except as set forth below, a global security may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

        DTC has advised us as follows:

  •
  DTC is
  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York banking law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to Section 17A of the Exchange Act.
  •
  DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entries in accounts of its participants, eliminating the need for physical movement of certificates.

  •
  DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and others, some of who own DTC.

  •
  Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by DTC only through participants or indirect participants.

        DTC has advised us that pursuant to procedures established by it:

  •
  upon issuance of a global security, DTC will credit the accounts of participants designated by any dealers, underwriters or agents participating in the distribution of the debt securities with the respective principal amounts of debt securities beneficially owned by such participants; and

  •
  ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC (with respect to participants), by the participants (with respect to indirect participants and certain beneficial owners) and by the indirect participants (with respect to all other beneficial owners).

        The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. These laws may limit your ability to own, transfer or pledge beneficial interests in a global security.

        As long as DTC's nominee is the registered owner of a global security, such nominee for all purposes will be considered the sole owner or holder of such debt securities under the indenture. Except as provided below, you will not:

  •
  be entitled to have any debt securities registered in your name;

  •
  receive or be entitled to receive physical delivery of any debt securities in definitive form; and

  •
  be considered the owners or holders of the debt securities under the indenture.

        We will make payment of principal of and premium, if any, and interest on debt securities represented by a global security to DTC or its nominee, as the case may be, as the registered owner and holder of the global security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or premium or interest on, a global security, DTC will immediately credit accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security, as shown in DTC's records. Standing instructions and customary practices will govern payments by participants to owners of beneficial interests in a global security held through those participants, as is now the case with securities held for the accounts of customers registered in "street name." Those payments will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

        Neither we, the trustee nor any of our respective agents will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global security, or for maintaining, supervising or reviewing any records related to such beneficial ownership interests.

        We will issue debt securities in definitive form in exchange for global securities if:

  •
  DTC notifies us that it is unwilling, unable or ineligible to continue as depositary and we have not appointed a successor depositary within 90 days or if at any time DTC, or any successor depositary, ceases to be a "clearing agency" under the Exchange Act; or

  •
  we choose in our sole discretion to issue definitive debt securities.

        In either instance, an owner of a beneficial interest in a global security will be entitled to have debt securities equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of debt securities in definitive form. You will not be charged a fee for any transfer or exchange of such debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 3.05)

DESCRIPTION OF COMMON STOCK

        The following summary of the terms of our common stock does not purport to be complete and is qualified by reference to our certificate of incorporation, our bylaws and the Delaware General Corporation Law. For more details, you should read our certificate of incorporation and bylaws as currently in effect. We have filed copies of these documents with the SEC, and they are incorporated by reference herein. See "Where You Can Find More Information."

        The prospectus supplement relating to an offering of our common stock will describe the details of the offering, including the number of shares offered, the initial offering price and updated market price and dividend information.

Authorized Shares of Capital Stock

        Our authorized capital stock consists of 800,000,000 shares of common stock, $0.10 par value per share, and 4,000,000 shares of series preferred stock, without par value. On April 30, 2002, there were outstanding (a) 298,353,179 shares of common stock and (b) employee stock options to purchase an aggregate of 17,513,015 shares of common stock, of which options to purchase an aggregate of 8,123,048 shares of common stock were exercisable. As of the date of this prospectus, no shares of our preferred stock were issued or outstanding.

Voting Rights

        Holders of common stock are entitled to one vote per share on all matters voted on generally by the stockholders, including the election of directors, and possess all voting power (except as may, in the future, be provided by Delaware law, our certificate of incorporation or a resolution of our board of directors authorizing a series of our preferred stock). Our common stock does not have cumulative voting rights. Each member of the board of directors is elected by the holders of a plurality of the shares entitled to vote in person or by proxy at a meeting for the election of directors.

Dividends

        We currently do not pay dividends on our common stock, but rather reinvest earnings in our business. However, if we change our current policy and decide to pay dividends on our common stock, holders of common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available for payment of dividends, subject to the rights of the holders of any outstanding shares of preferred stock. The holders of common stock will share equally, share for share, in such dividends, whether payable in cash, in property or in shares of our stock.

Liquidation Rights

        Subject to any preferential rights of outstanding shares of preferred stock, holders of common stock will share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up.

Absence of Other Rights

        Our common stock has no preemptive, subscription, preferential, conversion or exchange rights.

Listing

        Our common stock is listed on the New York Stock Exchange under the symbol "FDX."

Miscellaneous

        The outstanding shares of our common stock are, and any shares of common stock offered by a prospectus supplement upon issuance and payment therefor will be, fully paid and nonassessable.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is EquiServe Trust Company, N.A., P.O. Box 2500, Jersey City, New Jersey 07303-2500.

Certain Anti-Takeover Effects

        General.    Certain provisions of our certificate of incorporation, our bylaws and Delaware law may have the effect of impeding the acquisition of control of us. These provisions are designed to reduce, or have the effect of reducing, our vulnerability to unsolicited takeover attempts that are unfair to our stockholders. Our board of directors has no present intention to introduce additional measures that might have an anti-takeover effect, but expressly reserves the right to introduce such measures in the future.

        Classification of Board of Directors.    Our board of directors is divided into three classes, having staggered terms of office of three years each. The existence of a classified board makes it more difficult for a hostile third party to acquire control of us by removing the existing board at one time in a proxy contest.

        Change in Control.    Our certificate of incorporation includes provisions designed to prevent the use of certain tactics in connection with a potential takeover of our company. Article Five of our certificate of incorporation requires the affirmative vote of 80% of the outstanding shares of capital stock of our company entitled to vote generally in the election of directors to approve certain business combinations, including certain mergers, consolidations, security issuances, reclassifications, recapitalizations, liquidations, dissolutions or sales, leases, exchanges, mortgages, pledges or transfers of a specified portion of assets, involving us or any subsidiary and the beneficial owner of more than 10% of the voting power of the outstanding shares of capital stock (a "related person"), unless either:

  •
  the business combination is approved by a majority of the directors who are not affiliated with the related person and who were directors before the related person became a related person; or

  •
  the stockholders receive a "fair price" for their holdings and other procedural requirements are met.

        In addition, we are subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock.

        Stockholder Action by Written Consent.    Our certificate of incorporation and bylaws require all stockholder action be taken at a duly called meeting of the stockholders and prohibit taking action by written consent of stockholders.

        Special Meetings.    Pursuant to Delaware law, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or bylaws. Our certificate of incorporation provides that special meetings of stockholders may by called only by our board of directors pursuant to a resolution approved by a majority of the entire board of directors.

        Supermajority Voting.    The classified board, fair price and stockholder consent provisions, as well as certain other provisions of our certificate of incorporation and bylaws, may be altered, amended or repealed only by the affirmative vote of 80% or more of our outstanding capital stock entitled to vote on such action.

        Additional Authorized Shares of Capital Stock.    The additional shares of authorized common stock and preferred stock available for issuance under our charter could be issued at such times, under such circumstances and with such terms and conditions as to impede a change in control.

PLAN OF DISTRIBUTION

        We may sell our securities in any of the following ways:

  •
  through underwriters;

  •
  through dealers;

  •
  through agents;

  •
  directly to purchasers;

  •
  through a specific bidding, ordering or auction process or otherwise; and

  •
  any combination of these methods of sale.

        The prospectus supplement with respect to the securities being offered will set forth the specific plan of distribution and the terms of the offering, including:

  •
  the names of any underwriters, dealers or agents;

  •
  the purchase price of the securities and the proceeds we will receive from the sale;

  •
  any underwriting discounts, agency fees and other items constituting underwriters' or agents' compensation;

  •
  any initial public offering price; and

  •
  any discounts or concessions allowed or re-allowed or paid to dealers.

Underwriters

        If we use underwriters for a sale of securities, we will enter into an underwriting agreement with the underwriters. Unless we inform you otherwise in a prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions and the underwriters will be obligated to purchase all of the offered securities if any are purchased. The underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions at a fixed public offering price, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

Dealers

        If we use dealers in a sale, we will sell the securities to the dealers as principals. The dealers may then resell such securities to the public at varying prices that they determine at the time of resale.

Agents

        If we use agents in a sale, unless we inform you otherwise in a prospectus supplement, the agents will act on a best-efforts basis to solicit purchases for the period of their appointment.

Compensation

        In connection with the sale of our securities, underwriters or agents may receive compensation from us or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Any underwriting compensation paid by us to underwriters or agents in connection with an offering of securities, and any discounts, concessions or commissions allowed by underwriters to dealers, will be set forth in the applicable prospectus supplement.

        Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters as defined in the Securities Act of 1933, as amended (the "Securities Act"), and any discounts or commissions received by them from us and any profit realized by them on the resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

Direct Sales

        We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional investors or others, who may deemed to be underwriters within the Securities Act with respect to any resales. We will describe the terms of any direct sales in a prospectus supplement.

Delayed Delivery Contracts

        We may authorize underwriters, dealers or agents to solicit offers from institutional investors to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. If we use delayed delivery contracts, they will be subject only to those conditions that we set forth in a prospectus supplement, and the prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

        Underwriters, dealers and agents who participate in the distribution of the securities may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain liabilities, including liabilities under the Securities Act. Underwriters, dealers or agents and their associates may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

        Unless we inform you otherwise in a prospectus supplement, we do not intend to apply for the listing of any series of the debt securities on a national securities exchange. If the debt securities of any series are sold to or through underwriters, the underwriters may make a market in such debt securities, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in the debt securities, and any market-making could be discontinued at any time at the sole discretion of the underwriters. Accordingly, we cannot assure you as to the liquidity of, or trading markets for, the debt securities of any series.

LEGAL MATTERS

        Kenneth R. Masterson, our Executive Vice President, General Counsel and Secretary, will issue an opinion about the legality of the offered securities. As of April 30, 2002, Mr. Masterson owned 75,250 shares of FedEx common stock and had been granted options to purchase 470,250 shares of such common stock. Of the options granted, 346,500 were vested at such date.

        Any underwriters, dealers or agents will be advised by their own legal counsel about other issues relating to any offering.

EXPERTS

        The consolidated financial statements and schedules of FedEx and FedEx Express included in each company's Annual Report on Form 10-K for the year ended May 31, 2001, and incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference in this prospectus in reliance upon the authority of Arthur Andersen LLP as experts in giving those reports.

        With respect to the unaudited interim financial information of FedEx and FedEx Express for the quarters ended August 31, 2001, November 30, 2001 and February 28, 2002 included in each company's Quarterly Report on Form 10-Q for such periods, all of which are incorporated by reference in this prospectus, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of that information. However, their separate reports thereon state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the prospectus prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

        The consolidated financial statements of American Freightways Corporation at December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, which were included in FedEx's Registration Statement on Form S-4 (No. 333-59834), have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, and are incorporated by reference in this prospectus in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

SUBSIDIARY GUARANTORS

        Each subsidiary guarantor of the debt securities other than FedEx Express, which is currently an Exchange Act reporting company, is exempt from Exchange Act reporting pursuant to Rule 12h-5 under the Exchange Act, as:

  •
  FedEx has no independent assets or operations;

  •
  the guarantees of the subsidiary guarantors are full and unconditional and joint and several; and

  •
  any subsidiaries of FedEx other than the subsidiary guarantors are, individually and in the aggregate, minor.

        There are no significant restrictions on the ability of FedEx or any subsidiary guarantor to obtain funds from its subsidiaries by dividend or loan.

$1,000,000,000

Debt Securities

Common Stock

PROSPECTUS

                  , 2002

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

        The following table sets forth the estimated expenses (other than underwriting discounts and commissions) of the issuance and distribution of the securities being registered, all of which expenses will be paid by FedEx Corporation ("FedEx"):

SEC registration fee	$0
Printing and engraving fees	100,000
Fees of transfer agent and registrar	10,000
Attorneys' fees and expenses	75,000
Trustees' fees	20,000
Accounting fees and expenses	90,000
Blue Sky fees and expenses	5,000
Rating agency fees	150,000
Miscellaneous fees and expenses	50,000

Total	$500,000

        All of the above amounts, other than the Securities and Exchange Commission registration fee, are estimated. In accordance with Rule 457(p) under the Securities Act of 1933, as amended (the "Securities Act"), the registration fee was entirely offset by the $278,000 previously paid by FedEx in connection with Registration Statement No. 333-74701, filed with the Securities and Exchange Commission on March 19, 1999, as amended by Post-Effective Amendment No. 1 filed with the Securities and Exchange Commission on May 5, 1999, and withdrawn on April 16, 2002.

Item 15. Indemnification of Directors and Officers

        Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Law") permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the unlawful payment of dividends, or for any transaction from which the director derived an improper personal benefit.

        ARTICLE THIRTEENTH of FedEx's Amended and Restated Certificate of Incorporation, as amended (the "Charter"), provides that no director shall be personally liable to FedEx or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that ARTICLE THIRTEENTH does not eliminate or limit the liability of a director of FedEx (i) for any breach of the director's duty of loyalty to FedEx or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law (relating to the unlawful payment of dividends) or any amendment or successor provision thereto, or (iv) for any transaction from which the director derived an improper personal benefit. ARTICLE THIRTEENTH of the Charter does not eliminate or limit the liability of a director for any act or omission occurring prior to the date when ARTICLE THIRTEENTH became effective (December 3, 1997). Neither the amendment nor repeal of ARTICLE THIRTEENTH of the Charter, nor the adoption of any provision of the Charter inconsistent with ARTICLE THIRTEENTH, will eliminate or reduce the effect of ARTICLE THIRTEENTH with respect to any matter occurring, or any cause of action, suit or claim that, but for ARTICLE THIRTEENTH, would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision.

        Section 145 of the Delaware Law permits a corporation to indemnify any of its directors, officers, employees or agents who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation (or another enterprise if serving at the request of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that his or her conduct was unlawful. In any threatened, pending or completed action or suit by or in the right of the corporation, a corporation is permitted to indemnify any director, officer, employee or agent against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made if such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which the action or suit was brought shall determine upon application that, despite such adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

        Article III, Section 13 (relating to indemnification of directors) and Article V, Section 18 (relating to indemnification of officers and managing directors) of FedEx's Amended and Restated By-laws provide that FedEx shall indemnify to the full extent authorized or permitted by the Delaware Law any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person or his or her testator or intestate is or was a director, officer or managing director of FedEx or serves or served as a director, officer, employee or agent of any other enterprise at FedEx's request.

        FedEx also has purchased insurance designed to protect FedEx and its directors and officers against losses arising from certain claims, including claims under the Securities Act.

Item 16. Exhibits

*1.1	Form of Underwriting Agreement relating to debt securities.
*1.2	Form of Underwriting Agreement relating to common stock.
4.1
Amended and Restated Certificate of Incorporation of FedEx Corporation, as amended (filed as Exhibit 3.1 to FedEx Corporation's Annual Report on Form 10-K for the fiscal year ended May 31, 2000, and incorporated herein by reference).
4.2
Amended and Restated By-laws of FedEx Corporation (filed as Exhibit 3.2 to Amendment No. 1 to FedEx Corporation's Registration Statement on Form S-4 (Registration No. 333-39483), filed with the Securities and Exchange Commission on December 4, 1997, and incorporated herein by reference).
+4.3	Form of Indenture.
+4.4	Form of debt security (included in Exhibit 4.3).
+4.5	Form of guarantee (included in Exhibit 4.3).
+4.6	Specimen FedEx Corporation common stock certificate.

+5.1	Opinion of Kenneth R. Masterson, Executive Vice President, General Counsel and Secretary of FedEx Corporation, regarding the legality of the debt securities, guarantees and common stock.
12.1
Computation of Ratios of Earnings to Fixed Charges (filed as Exhibit 12.1 to FedEx Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2002, and incorporated herein by reference).
15.1	Letter of Arthur Andersen LLP regarding unaudited interim financial information of FedEx Corporation and Federal Express Corporation.
+23.1	Consent of Kenneth R. Masterson (included in Exhibit 5.1).
23.2	Consent of Arthur Andersen LLP with respect to FedEx Corporation's and Federal Express Corporation's financial statements.
23.3	Consent of Ernst & Young LLP with respect to American Freightways Corporation's financial statements.
+24.1	Powers of Attorney related to each registrant, other than FedEx Freight System, Inc.
24.2	Powers of Attorney related to FedEx Freight System, Inc. (set forth on its signature page to this registration statement).
**25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, on Form T-1 of the Trustee.
99.1
Consolidated financial statements of American Freightways Corporation at December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000 (included in FedEx Corporation's Registration Statement on Form S-4 (Registration No. 333-59834), filed with the Securities and Exchange Commission on April 30, 2001, and incorporated herein by reference).

*
To be filed by amendment to this registration statement or as an exhibit to a Current Report on Form 8-K.

**
To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

+
Previously filed.

Item 17. Undertakings

        (a)  The undersigned registrant hereby undertakes:

          (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii)  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

  provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this registration statement;

          (2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (d)  The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on May 6, 2002.

FEDEX CORPORATION
By:	/s/ JAMES S. HUDSON James S. Hudson Corporate Vice President—Strategic Financial Planning and Control

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Frederick W. Smith	Chairman of the Board, President and Chief Executive Officer and Director (Principal Executive Officer)	May 6, 2002
* Alan B. Graf, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 6, 2002
/s/ JAMES S. HUDSON James S. Hudson	Corporate Vice President—Strategic Financial Planning and Control (Principal Accounting Officer)	May 6, 2002
* James L. Barksdale	Director	May 6, 2002
* Ralph D. DeNunzio	Director	May 6, 2002
* Judith L. Estrin	Director	May 6, 2002

* F.S. Garrison	Director	May 6, 2002
* Philip Greer	Director	May 6, 2002
* J.R. Hyde, III	Director	May 6, 2002
* Shirley Ann Jackson	Director	May 6, 2002
* George J. Mitchell	Director	May 6, 2002
* Joshua I. Smith	Director	May 6, 2002
* Paul S. Walsh	Director	May 6, 2002
* Peter S. Willmott	Director	May 6, 2002
*By:	/s/ JAMES S. HUDSON James S. Hudson Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on May 6, 2002.

FEDERAL EXPRESS CORPORATION
By:	/s/ MICHAEL W. HILLARD Michael W. Hillard Vice President, Controller and Chief Accounting Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Frederick W. Smith	Chairman of the Board and Director	May 6, 2002
* David J. Bronczek	President and Chief Executive Officer and Director (Principal Executive Officer)	May 6, 2002
* Tracy G. Schmidt	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 6, 2002
* Michael W. Hillard	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	May 6, 2002
* Robert B. Carter	Director	May 6, 2002
* Michael L. Ducker	Director	May 6, 2002

* T. Michael Glenn	Director	May 6, 2002
* Alan B. Graf, Jr.	Director	May 6, 2002
* Kenneth R. Masterson	Director	May 6, 2002
* David F. Rebholz	Director	May 6, 2002
* Theodore L. Weise	Director	May 6, 2002
*By:	/s/ JAMES S. HUDSON James S. Hudson Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Moon Township, State of Pennsylvania, on May 6, 2002.

FEDEX GROUND PACKAGE SYSTEM, INC.
By:	/s/ RONALD R. TROMBETTA Ronald R. Trombetta Senior Vice President—Finance and Administration, Chief Financial Officer and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Frederick W. Smith	Chairman of the Board and Director	May 6, 2002
* Daniel J. Sullivan	President and Chief Executive Officer and Director (Principal Executive Officer)	May 6, 2002
* Ronald R. Trombetta	Senior Vice President—Finance and Administration, Chief Financial Officer and Treasurer (Principal Financial Officer)	May 6, 2002
* Gretchen G. Smarto	Vice President and Controller (Principal Accounting Officer)	May 6, 2002
* Robert B. Carter	Director	May 6, 2002
* T. Michael Glenn	Director	May 6, 2002

* Alan B. Graf, Jr.	Director	May 6, 2002
* Ivan T. Hofmann	Director	May 6, 2002
* Rodger G. Marticke	Director	May 6, 2002
* Kenneth R. Masterson	Director	May 6, 2002
*By:	/s/ JAMES S. HUDSON James S. Hudson Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on May 6, 2002.

FEDEX FREIGHT WEST, INC.
By:	/s/ MARSHALL W. WITT Marshall W. Witt Vice President—Finance and Administration and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Tilton G. Gore	President and Chief Executive Officer (Principal Executive Officer)	May 6, 2002
* Marshall W. Witt	Vice President—Finance and Administration and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 6, 2002
* Douglas G. Duncan	Director	May 6, 2002
* Donald C. Brown	Director	May 6, 2002
*By:	/s/ JAMES S. HUDSON James S. Hudson Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on May 6, 2002.

FEDEX CUSTOM CRITICAL, INC.
By:	/s/ BRENDAN L. O'SULLIVAN Brendan L. O'Sullivan Vice President—Finance, Chief Financial Officer and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* John G. Pickard	President and Chief Executive Officer and Director (Principal Executive Officer)	May 6, 2002
* Brendan L. O'Sullivan	Vice President—Finance, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 6, 2002
* Alan B. Graf, Jr.	Chairman of the Board and Director	May 6, 2002
* Robert B. Carter	Director	May 6, 2002
* T. Michael Glenn	Director	May 6, 2002
* Kenneth R. Masterson	Director	May 6, 2002

* R. Bruce Simpson	Director	May 6, 2002
*By:	/s/ JAMES S. HUDSON James S. Hudson Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mississauga, Ontario, Canada, on May 6, 2002.

FEDERAL EXPRESS CANADA LTD.
By:	/s/ KARL O. STINGILY Karl O. Stingily Vice President—Finance

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ JAMES S. HUDSON James S. Hudson	Authorized Representative in the United States	May 6, 2002
* Donald F. Colleran	President (Principal Executive Officer)	May 6, 2002
* Karl O. Stingily	Vice President—Finance (Principal Financial Officer and Principal Accounting Officer)	May 6, 2002
* Donna Brazelton	Director	May 6, 2002
* Clifford P. Johnson	Director	May 6, 2002
* Arthur Stanley	Director	May 6, 2002
* Pina Starnino	Director	May 6, 2002
*By:	/s/ JAMES S. HUDSON James S. Hudson Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tokyo, Japan, on May 6, 2002.

FEDERAL EXPRESS JAPAN K.K.
By:	/s/ DAVID J. ROSS David J. Ross Representative Director

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ JAMES S. HUDSON James S. Hudson	Authorized Representative in the United States	May 6, 2002
* David J. Ross	Chairman of the Board and Representative Director	May 6, 2002
* Harold W. West	Representative Director	May 6, 2002
* Kenji Hagiwara	Director	May 6, 2002
* Thomas L. Holland	Director	May 6, 2002
* Hideo Mori	Director	May 6, 2002
*By:	/s/ JAMES S. HUDSON James S. Hudson Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on May 6, 2002.

FEDEX TRADE NETWORKS, INC.
By:	/s/ ALAN J. MELUSKEY Alan J. Meluskey Vice President—Finance and Administration and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Frederick W. Smith	Director	May 6, 2002
* G. Edmond Clark	President, Chief Executive Officer and Director (Principal Executive Officer)	May 6, 2002
* Alan J. Meluskey	Vice President—Finance and Administration and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 6, 2002
* Kenneth R. Masterson	Chairman of the Board and Director	May 6, 2002
* Robert B. Carter	Director	May 6, 2002
* T. Michael Glenn	Director	May 6, 2002

* Alan B. Graf, Jr.	Director	May 6, 2002
* Gerald P. Leary	Director	May 6, 2002
*By:	/s/ JAMES S. HUDSON James S. Hudson Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York, on May 6, 2002.

TOWER GROUP INTERNATIONAL, INC.
By:	/s/ DONALD P. VOGEL Donald P. Vogel Vice President, Chief Financial Officer and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* G. Edmond Clark	Chairman of the Board and Director	May 6, 2002
* Gerald P. Leary	President and Chief Executive Officer and Director (Principal Executive Officer)	May 6, 2002
* Donald P. Vogel	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 6, 2002
*By:	/s/ JAMES S. HUDSON James S. Hudson Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mississauga, Ontario, Canada, on May 6, 2002.

TOWER GROUP INTERNATIONAL CANADA INC.
By:	/s/ G. EDMOND CLARK G. Edmond Clark Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ JAMES S. HUDSON James S. Hudson	Authorized Representative in the United States	May 6, 2002
* G. Edmond Clark	Chief Executive Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	May 6, 2002
* Frank van de Geyn	Director	May 6, 2002
* Gerald P. Leary	Director	May 6, 2002
* Terry Owen	Director	May 6, 2002
*By:	/s/ JAMES S. HUDSON James S. Hudson Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, State of North Carolina, on May 6, 2002.

CARIBBEAN TRANSPORTATION SERVICES, INC.
By:	/s/ LYNN H. TURMAN Lynn H. Turman Vice President, Controller and Assistant Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Richard A. Faieta	President, Chief Executive Officer and Director (Principal Executive Officer)	May 6, 2002
* Lynn H. Turman	Vice President, Controller and Assistant Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 6, 2002
* G. Edmond Clark	Chairman of the Board and Director	May 6, 2002
*By:	/s/ JAMES S. HUDSON James S. Hudson Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on May 6, 2002.

WORLD TARIFF, LIMITED
By:	/s/ ALAN J. MELUSKEY Alan J. Meluskey Vice President, Chief Financial Officer and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Scott D. Morse	President, Publisher and Director (Principal Executive Officer)	May 6, 2002
* Alan J. Meluskey	Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	May 6, 2002
* G. Edmond Clark	Chairman of the Board and Director	May 6, 2002
*By:	/s/ JAMES S. HUDSON James S. Hudson Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mississauga, Ontario, Canada, on May 6, 2002.

FEDEX GROUND PACKAGE SYSTEM, LTD.
By:	/s/ RONALD R. TROMBETTA Ronald R. Trombetta Vice President and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Sidney M. Ballinger	President (Principal Executive Officer)	May 6, 2002
* Ronald R. Trombetta	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 6, 2002
* Ivan T. Hofmann	Director	May 6, 2002
* Rodger G. Marticke	Director	May 6, 2002
* Steven H. Taylor	Director	May 6, 2002
*By:	/s/ JAMES S. HUDSON James S. Hudson Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on May 6, 2002.

FEDEX CORPORATE SERVICES, INC.
By:	/s/ ROBERT A. GREEN Robert A. Green Vice President—Finance

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Frederick W. Smith	Director	May 6, 2002
* T. Michael Glenn	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)	May 6, 2002
* Robert A. Green	Vice President—Finance (Principal Financial Officer and Principal Accounting Officer)	May 6, 2002
* David J. Bronczek	Director	May 6, 2002
* Robert B. Carter	Director	May 6, 2002
* Alan B. Graf, Jr.	Director	May 6, 2002
* Kenneth R. Masterson	Director	May 6, 2002

* Daniel J. Sullivan	Director	May 6, 2002
* Douglas G. Duncan	Director	May 6, 2002
*By:	/s/ JAMES S. HUDSON James S. Hudson Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hudson, State of Ohio, on May 6, 2002.

FEDEX SUPPLY CHAIN SERVICES, INC.
By:	/s/ LORI A. LUTEY Lori A. Lutey Vice President—Finance and Administration

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Douglas E. Witt	President and Chief Executive Officer and Director (Principal Executive Officer)	May 6, 2002
* Lori A. Lutey	Vice President—Finance and Administration and Director (Principal Financial Officer and Principal Accounting Officer)	May 6, 2002
* Philip J. Azar	Director	May 6, 2002
*By:	/s/ JAMES S. HUDSON James S. Hudson Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on May 6, 2002.

FEDEX FREIGHT CORPORATION
By:	/s/ DONALD C. BROWN Donald C. Brown Senior Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Frederick W. Smith	Director	May 6, 2002
* Douglas G. Duncan	President, Chief Executive Officer and Director (Principal Executive Officer)	May 6, 2002
* Donald C. Brown	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 6, 2002
* Robert B. Carter	Director	May 6, 2002
* T. Michael Glenn	Director	May 6, 2002
* Alan B. Graf, Jr.	Director	May 6, 2002
* Kenneth R. Masterson	Director	May 6, 2002

* Thomas R. Garrison	Director	May 6, 2002
* Tilton G. Gore	Director	May 6, 2002
*By:	/s/ JAMES S. HUDSON James S. Hudson Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on May 6, 2002.

FEDEX FREIGHT SYSTEM, INC.
By:	/s/ DOUGLAS G. DUNCAN Douglas G. Duncan President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Kenneth R. Masterson, Alan B. Graf, Jr. and James S. Hudson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Amendment No. 1 to the registration statement and any related registration statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ DOUGLAS G. DUNCAN Douglas G. Duncan	President, Chief Executive Officer and Director (Principal Executive Officer)	May 6, 2002
/s/ FRANK L. CONNER Frank L. Conner	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 6, 2002
/s/ DONALD C. BROWN Donald C. Brown	Vice President, Assistant Treasurer and Director	May 6, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harrison, State of Arkansas, on May 6, 2002.

FEDEX FREIGHT EAST, INC.
By:	/s/ FRANK CONNER Frank Conner Executive Vice President—Accounting & Finance and Chief Financial Officer and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Tom Garrison	President and Chief Executive Officer (Principal Executive Officer)	May 6, 2002
* Frank Conner	Executive Vice President—Accounting & Finance and Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 6, 2002
* Donald C. Brown	Director	May 6, 2002
* Douglas G. Duncan	Director	May 6, 2002
*By:	/s/ JAMES S. HUDSON James S. Hudson Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on May 6, 2002.

FEDERAL EXPRESS AVIATION SERVICES, INCORPORATED
By:	/s/ JAMES R. PARKER James R. Parker President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Frederick W. Smith	Chairman of the Board and Director	May 6, 2002
* James R. Parker	President, Chief Executive Officer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	May 6, 2002
* Kenneth R. Masterson	Director	May 6, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Alexandria, Sydney, Australia, on May 6, 2002.

FEDERAL EXPRESS (AUSTRALIA) PTY LTD.
By:	/s/ ANDREW J. DA ROZA Andrew J. da Roza Director

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ JAMES S. HUDSON James S. Hudson	Authorized Representative in the United States	May 6, 2002
* Andrew J. da Roza	Director	May 6, 2002
* Kim Anthony Garner	Director	May 6, 2002
* Donald Lee Hardy	Director	May 6, 2002
* Peter Pi-Tak Yin	Director	May 6, 2002
*By:	/s/ JAMES S. HUDSON James S. Hudson Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Gennevilliers, France, on May 6, 2002.

FEDERAL EXPRESS INTERNATIONAL (FRANCE) SNC
By:	/s/ ALAIN CHAILLE Alain Chaille Director

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ JAMES S. HUDSON James S. Hudson	Authorized Representative in the United States	May 6, 2002
* Alain Chaille	Director	May 6, 2002
*By:	/s/ JAMES S. HUDSON James S. Hudson Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on May 6, 2002.

FEDERAL EXPRESS (SINGAPORE) PTE. LTD.
By:	/s/ ANDREW J. DA ROZA Andrew J. da Roza Director

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ JAMES S. HUDSON James S. Hudson	Authorized Representative in the United States	May 6, 2002
* Peter Pi-Tak Yin	Director	May 6, 2002
* Andrew J. da Roza	Director	May 6, 2002
* Chung-How Chua	Director	May 6, 2002
* John J. Lumley-Holmes	Director	May 6, 2002
*By:	/s/ JAMES S. HUDSON James S. Hudson Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on May 6, 2002.

FEDERAL EXPRESS EUROPE, INC.
By:	/s/ KENNETH F. KOVAL Kenneth F. Koval Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Robert W. Elliott	Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)	May 6, 2002
* Kenneth F. Koval	Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	May 6, 2002
* Mark R. Allen	Director	May 6, 2002
* Peter Grimm	Director	May 6, 2002
* Bernard Schloemer	Director	May 6, 2002
* Christine P. Richards	Director	May 6, 2002
* Desmond J. Morgan	Director	May 6, 2002

* Stephen Parrott	Director	May 6, 2002
*By:	/s/ JAMES S. HUDSON James S. Hudson Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Melsbroek, Belgium, on May 6, 2002.

FEDERAL EXPRESS EUROPE, INC. & CO., V.O.F./S.N.C.
By:	/s/ KENNETH F. KOVAL Kenneth F. Koval Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ JAMES S. HUDSON James S. Hudson	Authorized Representative in the United States	May 6, 2002
* Robert W. Elliott	Director	May 6, 2002
* Paul A. Evans	Director	May 6, 2002
* Mark R. Allen	Director	May 6, 2002
* Kenneth F. Koval	Director	May 6, 2002
* David W. Slipper	Director	May 6, 2002
* John Miles	Director	May 6, 2002

* Walter Abercrombie	Director	May 6, 2002
*By:	/s/ JAMES S. HUDSON James S. Hudson Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico City D.F., Mexico, on May 6, 2002.

FEDERAL EXPRESS HOLDINGS (MEXICO) y COMPANIA S.N.C. de C.V.
By:	/s/ JUAN N. CENTO Juan N. Cento Director

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ JAMES S. HUDSON James S. Hudson	Authorized Representative in the United States	May 6, 2002
* Juan N. Cento	Director	May 6, 2002
*By:	/s/ JAMES S. HUDSON James S. Hudson Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on May 6, 2002.

FEDERAL EXPRESS HOLDINGS S.A.
By:	/s/ JUAN N. CENTO Juan N. Cento President

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Juan N. Cento	President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	May 6, 2002
* Julio Colomba	Director	May 6, 2002
* Andrew M. Paalborg	Director	May 6, 2002
* David F. Rebholz	Director	May 6, 2002
*By:	/s/ JAMES S. HUDSON James S. Hudson Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on May 6, 2002.

FEDERAL EXPRESS INTERNATIONAL, INC.
By:	/s/ DAVID J. BRONCZEK David J. Bronczek Chairman of the Board and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* David J. Bronczek	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	May 6, 2002
* Mark R. Allen	Director	May 6, 2002
* Eddy Ka Leung Chan	Director	May 6, 2002
* Karen M. Clayborne	Director	May 6, 2002
* Andrew J. da Roza	Director	May 6, 2002
* Michael L. Ducker	Director	May 6, 2002

* Michael T. Mitchell	Director	May 6, 2002
* Peter Pi-Tak Yin	Director	May 6, 2002
*By:	/s/ JAMES S. HUDSON James S. Hudson Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on May 6, 2002.

FEDERAL EXPRESS PACIFIC, INC.
By:	/s/ MICHAEL L. DUCKER Michael L. Ducker Chairman of the Board and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Michael L. Ducker	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 6, 2002
* Michael T. Mitchell	Vice President and Director (Principal Financial Officer and Principal Accounting Officer)	May 6, 2002
* Eddy Ka Leung Chan	Director	May 6, 2002
* David L. Cunningham, Jr.	Director	May 6, 2002
* Andrew J. da Roza	Director	May 6, 2002
* David J. Ross	Director	May 6, 2002
* Peter Pi-Tak Yin	Director	May 6, 2002

* John W. Allison	Director	May 6, 2002
* Dennice A. Wilson	Director	May 6, 2002
*By:	/s/ JAMES S. HUDSON James S. Hudson Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Saint Thomas, United States Virgin Islands, on May 6, 2002.

FEDERAL EXPRESS VIRGIN ISLANDS, INC.
By:	/s/ JULIO COLOMBA Julio Colomba President

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Julio Colomba	President and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	May 6, 2002
* Roberto Morales	Director	May 6, 2002
* Fernando Lievano	Director	May 6, 2002
* Troy Maxey	Director	May 6, 2002
*By:	/s/ JAMES S. HUDSON James S. Hudson Attorney-in-Fact

EXHIBIT INDEX

Exhibits	Exhibit Description
*1.1	Form of Underwriting Agreement relating to debt securities.
*1.2	Form of Underwriting Agreement relating to common stock.
4.1
Amended and Restated Certificate of Incorporation of FedEx Corporation, as amended (filed as Exhibit 3.1 to FedEx Corporation's Annual Report on Form 10-K for the fiscal year ended May 31, 2000, and incorporated herein by reference).
4.2
Amended and Restated By-laws of FedEx Corporation (filed as Exhibit 3.2 to Amendment No. 1 to FedEx Corporation's Registration Statement on Form S-4 (Registration No. 333-39483), filed with the Securities and Exchange Commission on December 4, 1997, and incorporated herein by reference).
+4.3	Form of Indenture.
+4.4	Form of debt security (included in Exhibit 4.3).
+4.5	Form of guarantee (included in Exhibit 4.3).
+4.6	Specimen FedEx Corporation common stock certificate.
+5.1	Opinion of Kenneth R. Masterson, Executive Vice President, General Counsel and Secretary of FedEx Corporation, regarding the legality of the debt securities, guarantees and common stock.
12.1
Computation of Ratios of Earnings to Fixed Charges (filed as Exhibit 12.1 to FedEx Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2002, and incorporated herein by reference).
15.1	Letter of Arthur Andersen LLP regarding unaudited interim financial information of FedEx Corporation and Federal Express Corporation.
+23.1	Consent of Kenneth R. Masterson (included in Exhibit 5.1).
23.2	Consent of Arthur Andersen LLP with respect to FedEx Corporation's and Federal Express Corporation's financial statements.
23.3	Consent of Ernst & Young LLP with respect to American Freightways Corporation's financial statements.
+24.1	Powers of Attorney related to each registrant, other than FedEx Freight System, Inc.
24.2	Powers of Attorney related to FedEx Freight System, Inc. (set forth on its signature page to this registration statement).
**25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, on Form T-1 of the Trustee.
99.1
Consolidated financial statements of American Freightways Corporation at December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000 (included in FedEx Corporation's Registration Statement on Form S-4 (Registration No. 333-59834), filed with the Securities and Exchange Commission on April 30, 2001, and incorporated herein by reference).

*
To be filed by amendment to this registration statement or as an exhibit to a Current Report on Form 8-K.

**
To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

+
Previously filed.

E-1

QuickLinks

DEBT SECURITIES COMMON STOCK
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
FORWARD-LOOKING STATEMENTS
WHERE YOU CAN FIND MORE INFORMATION
ABOUT OUR COMPANY
RISK FACTORS
RATIO OF EARNINGS TO FIXED CHARGES (Unaudited)
USE OF PROCEEDS
DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
DESCRIPTION OF COMMON STOCK
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
SUBSIDIARY GUARANTORS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
EXHIBIT INDEX